Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Zhongpin Inc.

Henan province, The People’s Republic of China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-151136 and No. 333-171093) and Form S-8 (No. 333-156007) of Zhongpin Inc. and its subsidiaries (the “Company”) of our reports dated March 18, 2013, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

March 18, 2013

Ex. 23.1